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                                                                    Exhibit 10.3

                           CONSTRUCTION AND OWNERSHIP
                                   AGREEMENT

                                      INDEX
                                      -----

TITLE                                                                       PAGE
-----                                                                       ----

WITNESSETH .................................................................  1
 1.  Definitions ...........................................................  1
 2.  Ownership of Project
 3.  Design, Engineering and Construction
       Management ..........................................................  2
 4.  Construction ..........................................................  2
 5.  Construction Cost .....................................................  4
 6.  Payment of Cost of Project ............................................  5
 7.  Accounting and Reports ................................................  5
 8.  Licenses and Permits ..................................................  6
 9.  Insurance .............................................................  6
10.  Owners' Committee .....................................................  7
11.  Damage to or Destruction of Project:
       Disposition upon Abandonment ........................................  8
12.  Liabilities ...........................................................  8
13.  Defaults ..............................................................  9
14.  Uncontrollable Forces .................................................  9
15.  Waiver of Right to Partition ..........................................  9
16.  Transfer and Assignments: Secured
       Interests ........................................................... 10
17.  Obligations Are Several ............................................... 10
18.  Successors and Assigns ................................................ 11
19.  Notices ............................................................... 11
20.  Additional Documents .................................................. 11
21.  Capital Additions and Retirements ..................................... 11
22.  Construction of Additional Generating
       Units ............................................................... 11
23.  Regulatory Approval ................................................... 14
24.  Arbitration ........................................................... 15
25.  Rule Against Perpetuities or Similar
       Or Related Rules .................................................... 15
26.  Term .................................................................. 15
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                           CONSTRUCTION AND OWNERSHIP

                                    AGREEMENT

      THIS AGREEMENT, made as of the 30th day of July, 1971, by and between THE MONTANA POWER COMPANY, a Montana corporation, hereinafter referred to as "Montana" and PUGET SOUND POWER & LIGHT COMPANY, a Washington corporation, hereinafter referred to as "Puget".

                                   WITNESSETH:

      WHEREAS, the parties desire to establish the terms and conditions relating to their ownership, as tenants in common, and the planning, financing, acquisition, construction, operation and maintenance of the Colstrip Steam Electric Generating Project and related facilities, as hereinafter defined;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein stated and the performance thereof, all as hereinafter set forth, the parties hereto mutually agree as follows:

1. Definitions

      (a) "Project." Project means the coal fired thermal generating plant, consisting of two units, each of 350 megawatt nominal rating and related facilities as described in Exhibit "A" attached hereto and the necessary real property, property rights, including access easements and appurtenances, as described in Exhibit "B" hereto, located near Colstrip, Montana.

      (b) "Project Agreements" means this Agreement together with the following agreements:

            (i) Agreement for the Operation and Maintenance of Colstrip Steam Electric Generating Plant, hereinafter referred to as the "Operating Agreement";

            (ii) Coal Supply Agreement, Colstrip Steam Electric Generating Project, hereinafter called the "Coal Agreement";

            (iii) Transmission Agreement;

      (c) "Owners" shall mean Montana and Puget or their successor or assigns.

      (d) "Ownership Agreement" shall mean this Agreement.
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2. Ownership of Project

      Subject to the terms and conditions hereinafter set forth, ownership of the Project shall be as follows:

      (a) The Project other than coal shall be owned by the parties hereto as tenants in common, with each party's respective undivided interests being in the following percentages:

                                 Montana  -  50%
                                 Puget    -  50%

Such percentages are hereafter referred to as the "Ownership Percentages". Each Owner shall be entitled to schedule and take an amount of generation up to but not to exceed its Ownership Percentage of the Project's net generating capability.

      (b) All of the respective covenants and agreements set forth and contained in the Project Agreements are incorporated herein by this reference and shall bind and shall be and become the respective obligations of each Owner, its successors and assigns. It is the specific intention of this provision that, except for the parties' mutual Waiver of Right to Partition as set forth in subsection 15(b) of this Ownership Agreement, all of the covenants and conditions of all of the Project Agreements shall be personal to the parties and not covenants running with the land and shall be binding upon any party which acquires any rights, title or interest of any Owner of the Project in, to and under the Project Agreements, pursuant to subsections (b) through (e) of Section 16.

3. Design, Engineering and Construction Management

      Montana has entered into a Contract for Engineering, Procurement and Construction with Bechtel Corporation, (hereinafter "Bechtel Contract") dated January 23, 1970. Puget became a party to said contract as of July 30, 1971. Unless otherwise agreed, Montana and Puget will retain on a continuous basis, the Bechtel Corporation or some other construction engineer or engineering firm of national reputation recognized for knowledge, skill and experience in the design and construction managements of electrical generating facilities until the parties mutually agree that the Project has been completed.

4. Construction

      (a) The Project shall be constructed at the lowest reasonable cost and in a prudent and skillful manner in accord both with standards prevailing in the utility industry for projects of a similar size and nature and with applicable laws and final orders or regulations of regulatory agencies having jurisdiction and substantially in accordance with the description set forth in the attached Exhibit "A". The Project shall substantially conform to designs, plans, specifications


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and construction schedules which have been or will be made available to the parties as such are available. It is intended that the contracts for purchase of equipment and construction of the Project shall be scheduled so as to provide for a date of initial test and operation of the Project, presently scheduled for May 1, 1975, for the first unit and May 1, 1976, for the second unit and for the commercial operation of the first unit of the Project not later than July 1, 1975, and for the completion and commercial operation of the second unit of the Project not later than July 1, 1976.

      (b) Any agreements, purchase contracts and orders entered into by Montana in its own name providing for the purchase of materials, equipment and services for the Project are hereby dedicated to the Project and ratified by Puget. Montana, with reasonable expedition as agent for itself and Puget, shall enter into additional contracts for such purposes as well as contracts for the construction of the Project; Montana will continue as agent for itself and Puget to incur obligations and make expenditures relating to the engineering and other services necessary for continued Project planning and engineering.

      (c) With the assistance of Puget, Montana on its own behalf as to its own interest and as agent for Puget shall supervise and perform engineering and other services in connection with the engineering and construction of the Project. Montana shall consult with Puget prior to making major decisions involving the design and other engineering, purchasing, subcontracting and construction of the Project.

      (d) As soon as practical after the execution of this Agreement, Montana shall submit to Puget an estimate of total cost and a schedule setting forth the estimated costs of constructing and completing the Project separately by months. Montana shall thereafter submit quarterly revisions of such schedule to Puget, together with a summary report of the Construction Costs accumulated to date and other pertinent data including, when requested, copies of construction contracts, purchase orders and other agreements relating to construction progress.

      (e) Montana will maintain, or cause to be maintained separately, appropriate documentation and records of all Project expenditures and charges made and incurred by Montana, together with all other charges, payments and any expenses or receipts relating to Project construction. Such records of Montana shall be made available for inspection by Puget at all reasonable times.

      (f) Puget authorizes and directs Montana to schedule deliveries of appropriate quantities of coal and other fuel to permit testing of the first and second units of the Project as each said unit becomes ready therefor. Montana shall appropriately record coal and other fuel used for such purposes and furnish a copy of such record to


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Puget. Montana will schedule generation from testing to the Owners according to their respective Ownership Percentages.

      (g) Surplus commodities, materials, equipment and the other personal property resulting from construction of the Project shall be disposed of in accordance with Section XVI(b) of the Operating Agreement.

5. Construction Cost

      Construction Cost of the Project shall consist of payments made and obligations incurred by either party in connection with the construction, installation and acquisition of the Project, other than interest during construction, for:

      (a) All costs of preliminary investigation in the Colstrip-Nichols area, land and land acquisition, water development, development labor and other costs, design, engineering, contractors' fees, construction labor, materials and supplies, operator and other personnel training, testing, preparation of Operation and Maintenance Manuals, and all other costs properly allocable to Construction Costs. Any net receipts relating to construction shall be credited against Construction Costs;

      (b) All costs of insurance obtained pursuant to paragraph 9 hereof, and applicable to the period of construction;

      (c) All costs relating to injuries and damage claims which may be payable and paid arising out of the construction of the Project less proceeds of insurance maintained under paragraph 9 hereof or under the Bechtel Contract;

      (d) All federal, state or local taxes imposed upon the Project during the construction period but excluding state and federal net income taxes levied upon income derived by the Owners during said period;

      (e) The cost of all services performed and materials furnished by Montana and Puget directly applicable to Project construction including:

            (i) Payroll of employees, including principal department heads and officers based upon an actual time or other agreeable basis, including all normal and usual related employee benefit costs such as Social Security taxes, unemployment insurance expense, group life insurance, group hospitalization and medical insurance, pension funding expense, workmen's compensation, long-term disability and other insurance, vacations, holidays, sick leave, etc.;


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            (ii)  Materials and supplies, including related purchasing and handling costs;

            (iii) Travel expenses, including use of Owners' transportation equipment;

            (iv)  Construction power costs;

            (v)   Other miscellaneous costs.

      (f) No administration and general expenses will be allocated to the Project during construction as all applicable overhead costs will be included with the direct costs charged to the Project under subsection (e) above.

6. Payment of Cost of Project

      (a) Montana and Puget shall share Construction Costs according to their respective Ownership Percentages. Notwithstanding completion of the Project, each Owner shall remain liable for any claims arising out of the construction of the Project and shall be entitled to any refunds, repayments, settlements or other credits with such claims and credits divided according to their respective Ownership Percentage share.

      (b) Montana shall submit to Puget a detailed accounting of all Construction Costs and receipts through June 30, 1972 and Puget shall submit such an accounting to Montana. Within fifteen (15) days after receipt of Montana's accounting, Puget shall make an initial advance to Montana equal to one-half (1/2) of the difference between Montana's statement and Puget's statement, subject to later verification and acceptance of said accountings. Montana's accounting shall include such carrying costs as are mutually agreed by the Owners.

      (c) From and after the date hereof, not later than the 20th day of each month, Montana will notify Puget of the estimated sums required for disbursements on account of the construction of the Project during the succeeding calendar month.

      (d) Montana will continue to process and pay Construction Costs on the Project in its usual manner. Montana and Puget will establish a system of advances mutually agreeable to both parties to provide Montana with funds to cover Puget's share of Project's cost.

7. Accounting and Reports

      (a) Montana shall at all times maintain and appropriately preserve separate books of account containing detailed entries of all items of cost and receipts applicable to the construction of the


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Project. Accounting for all of such costs shall be in accordance with customary practices in the electric utility industry and the basic records and documents shall be made available to Puget for inspection at all reasonable times. Montana shall furnish to Puget upon request, photocopies of all construction contracts and purchase orders and of all accounting entries and vouchers in such detail as may be necessary in order that each Owner may properly record its percentage of the Construction Cost of the Project on such Owner's own books and records.

      (b) Montana shall furnish to Puget monthly Construction Costs and progress reports and such other reports as may from time to time reasonably be requested by Puget. At the request of Puget, Montana shall provide certificates signed by a responsible officer of Montana or an individual designated by him for such signature setting forth the status of Project Construction Costs and application of funds. The certificate shall be in such form and contain such information as is reasonably requested by Puget.

      (c) Montana's books and records relating to Project Construction Costs shall be open to inspection by Puget or any independent auditors nominated by them. Either party may request an independent audit of such Project costs at any time during construction and at the completion thereof, the cost of which shall be a Construction Cost. The records shall also be made available on written request by any of the companies to independent auditors and representatives of any regulatory body or taxing authority having jurisdiction for inspection, copying, audit or other proper business requirements.

8. Licenses and Permits

      Upon the expiration of any licenses or permits required for the ownership, construction, maintenance, or operation of the Project or in the event new such licenses or permits shall be required, the Owners as tenants in common agree to file timely applications for the same as may be necessary or appropriate, such licenses or permits to be held as tenants in common in accord with each parties' respective Ownership Percentage.

9. Insurance

      (a) The Owners shall procure at the earliest practicable time and thereafter maintain in effect at all times hereinafter provided, to the extent available at reasonable cost and in accord with standards prevailing in the utility industry for projects of similar size and nature, adequate insurance coverage of the Project with responsible insurers, with each Owner as a named assured and with losses payable to the respective Owners for their benefit as their respective interests may appear, to protect and insure against:


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Workmen's Compensation and Employer's Liability, public liability for bodily injury and property damage, all risks of physical damage to property or equipment, including transportation and installation perils, and such other insurance as the Owners deem necessary, with reasonable limits and subject to appropriate exclusions and deductibles. Self insurance under the State of Montana's Workmen's Compensation laws may be substituted for the referenced Workmen's Compensation and Employee's Liability insurance and the Owners agree to cooperate to establish a procedure whereby the cost of such self insurance shall be levelized over a three to five year period.

      (b) The premium costs for insurance coverages until the completion of construction shall be a Construction Cost of the Project, and shall thereafter be an operating expense and shall be borne by the Owners in their respective percentage interests.

      (c) To the extent permitted by its insurance policies, each Owner waives any rights of subrogation against the other Owner, its agents and employees, for losses, costs, damages or expenses arising out of the construction, operation, maintenance, reconstruction or repair of the Project.

10. Owners' Committee

      (a) As a means of securing effective cooperation, interchange of information and management of the property owned as tenants in common, on a prompt and orderly basis in connection with various administrative and technical problems which may arise from time to time under the terms and conditions of the Project Agreements, the Owners hereby establish an Owner's Committee.

      (b) Each Owner shall notify the other Owner promptly of the designation of its representative on the Owners' Committee and of any subsequent change in its designation. Either of the Owners may, by written notice to the other Owner, designate an alternate or substitute to act as its representative, to act on the Committee in the absence of the regular member of the Committee, or to act on specified occasions or with respect to specified matters.

      (c) The Owners' Committee shall have no authority to modify any of the provisions of this Agreement.

      (d) The Owners' Committee shall meet at such times and places as agreed upon by the members or when requested by either Owner upon 10 days' notice in writing.

      (e) Each Owner shall have the right through its officers, employees or agents to inspect the Project and Project records at any reasonable time and to require that the Project be constructed


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

in accordance with the standards provided in paragraph 4.

11. Damage to or Destruction of Project: Disposition upon Abandonment

      (a) If all or substantially all of the project be destroyed or damaged beyond repair or damaged to the extent that the cost of repair substantially exceeds the proceeds of insurance available for reconstruction or repair and the Owners do not agree to reconstruct or repair the Project, or if for any reason the Owners determine to abandon the Project, the salvageable portion of the Project and the plant site shall be disposed of in accordance with a procedure agreed upon by the Owners; the proceeds from such disposition shall be distributed to the Owners in accordance with their respective percentages; any demolition, removal and cleanup costs shall be charged against and borne by the Owners in accordance with their respective percentages; provided, however, that if either of the Owners of the Project elect to reconstruct the Project, the value of the Project shall be appraised by independent appraisers and an amount of money equal to such value multiplied by the percentage of such Owner not so electing shall be paid by the Owner so electing; such Owner so receiving payment shall convey its interest in the Project to the Owner so electing to reconstruct.

      (b) In the event that less than substantially all of the Project shall be destroyed or damaged, and the cost of repair, restoration or reconstruction does not substantially exceed the proceeds of applicable insurance, unless otherwise agreed by Owners the Project shall be repaired, restored, or reconstructed by the Owners in such manner as to restore the Project to substantially the same general character and use as the original project.

12. Liabilities

      (a) Each of the Owners releases the other Owner, its agents and employees, for any consequential losses or damages arising out of the construction, operation, maintenance, reconstruction and repair of the Project, including but not limited to loss of use and loss of profit.

      (b) Any loss, cost, liability, damage and expense to the Owners or any Owner, other than damages to Owners resulting from loss of use and occupancy of the Project or any part thereof, resulting from the construction, operation, maintenance, reconstruction or repair of the Project and based upon injury to or death of persons or damage to or loss of property including the Project and other property of Owners or other parties, to the extent not covered by collectible insurance, shall be charged to Project Construction Costs or Project Operating Expenses, whichever may be appropriate.


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

13. Defaults

      (a) Each Owner hereby agrees that it will make all payments and perform all other obligations by it to be made or performed pursuant to all of the terms, covenants and conditions contained in the several Project Agreements and that a default of any of the terms, covenants and conditions contained in any of the Project Agreements shall be an act of default under this Agreement.

      (b) In the event either Owner shall dispute an asserted default by it, then such Owner shall make payment of any sums in dispute or perform the obligation in dispute but may do so under protest. Such protest shall be in writing and shall specify the reasons upon which the protest is based by copies thereof being mailed to the other Owner. Upon resolution of such dispute, then the payments advanced or made between Owners, as in this paragraph provided, shall be adjusted appropriately.

14. Uncontrollable Forces

      No Owner shall be considered to be in default in the performance of any of the obligations hereunder; other than obligations of either Owner to pay costs and expenses, if failure of performance shall be due to uncontrollable forces. The term "uncontrollable forces" shall mean any cause beyond the control of the Owner affected and which, by the exercise of reasonable diligence, the party is unable to overcome, and shall include but not be limited to an act of God, fire, flood, explosion, strikes, labor disputes, labor or material shortages, sabotage, an act of the public enemy, civil or military authority, including court orders, injunctions, and orders of government agencies with proper jurisdiction prohibiting acts necessary to performance hereunder or permitting any such act only subject to unreasonable conditions, insurrection or riot, an act of the elements, failure of equipment, or inability to obtain or ship materials or equipment because of the effect of similar causes on suppliers or carriers. Nothing contained herein shall be construed so as to require an Owner to settle any strike or labor dispute in which it may be involved. Any party rendered unable to fulfill any obligation by reason of uncontrollable forces shall exercise due diligence to remove such inability with all reasonable dispatch.

15. Waiver of Right to Partition

      (a) The Owners and each of them shall accept title to the Project, as tenants in common, and agree that their interests therein shall be held in such tenancy in common.

      (b) So long as the Project or any part thereof as originally constructed, reconstructed or added to is used or useful for the generation of electric power and energy, or to the end of the period


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permitted by applicable law, whichever first occurs, the Owners waive the right to partition whether by partition in kind or sale and division of the proceeds thereof, and agree that they will not resort to any action at law or in equity to partition and further waive the benefit of all laws that may now or hereafter authorize such partition of the properties comprising the Project. It is agreed this covenant shall be deemed to run with the land.

16. Transfer and Assignments: Secured Interests

      The undivided interest of either Owner in the Project, and all or any part thereof, and in the Project Agreements, may be transferred and assigned as follows but not otherwise:

      (a) To any mortgagee, trustee, or secured party, as security for bonds or other indebtedness of such Owner, present or future; and such mortgagee, trustee or secured party may realize upon such security in foreclosure or other suitable proceedings, and succeed to all right, title and interests of such Owner;

      (b) To any investor-owned corporation or entity in the utility business into which or with which the Owner making the transfer may be merged or consolidated;

      (c) To any corporation or entity the stock or ownership of which is wholly owned by the Owner making the transfer;

      (d) To any other person; provided that the Owner shall first offer to transfer its interest or any part thereof to the other Owner, at the amount of, and on terms not less advantageous than, those of a bona fide offer from a buyer able and willing to purchase such Owner's interest. The offer shall remain open for the period specified by the Owner but not less than six (6) months;

      (e) To any other person where the Owners consent to such transfer in advance in writing.

      No transfer or assignment of any interest in the Project or any Project Agreement pursuant to subparagraphs (b) through (e) above may be made unless simultaneously the Owner's interest or part thereof in all other Project Agreements is similarly transferred or assigned to the same person or persons, and such person or persons have assumed in writing all the duties and obligations of the Owner transferring or assigning under this Agreement and under all other Project Agreements. Transfers or assignments shall not relieve an Owner of any obligation hereunder, except to the extent agreed in writing by all other Owners.

17. Obligations are Several

      The duties, obligations and liabilities of Montana and Puget hereunder are intended to be several and not joint or collective and neither shall be jointly or severally liable for the acts, ommission, or obligations of the other. Nothing herein contained shall be


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construed to create an association, joint venture, partnership, or impose a partnership duty, obligation or liability, between Montana and Puget. Neither party shall have a right or power to bind the other party without its express written consent, except as expressly provided in this Agreement. This Agreement shall be construed in accordance with the laws of the State of Montana.

18. Successors and Assigns

      Subject to the restrictions on transfer and assignment herein provided, all of the respective covenants and obligations of each of the Owners shall be and become the respective obligations of the successors and assigns of each such Owner. It is the specific intention of this provision that all such covenants and obligations shall be binding upon any party which acquires any of the right, title or interest of either of the Owners in the Project pursuant to subsections
(b) through (e) of Section 16.

19. Notices

      Any notice, demand or request provided for in this Agreement served, given or made in connection therewith shall be deemed properly served, given or made if given in person or sent by registered or certified mail, postage prepaid, addressed to the party or parties at its or their principal place or places of business to the attention of the president or chief executive officer of Montana or Puget. Either party may at any time, and from time to time, change its designation of the person to whom notice shall be given by giving notice to the other party as hereinabove provided.

20. Additional Documents

      Each Owner, upon request by the other Owner, shall make, execute and deliver any and all documents reasonably required to implement the terms of this Agreement.

21. Capital Additions and Retirements

      Capital improvements, betterments, replacements and additions shall be made and accounted for as provided in Article XII of the Operating Agreement. Capital retirements shall be made as mutually agreed by the Owners.

22. Construction of Additional Generating Units and Provisions For Additional Facilities

      (a) Each Owner shall have the right to install and operate on the Project land such facilities as are reasonably required to enable it to deliver to its own system the power to which it is entitled under the Project Agreements, and to establish interconnections between its system and that of the other Owner;


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provided, however, that the facilities of either Owner shall be so installed and operated as not to burden or unreasonably interfere with those of the other
Owner or the Project, the construction on the Project land of generating units in addition to the first two units, or the ultimate full utilization of the land. In the event that an Owner proposes to install or operate facilities which would require the relocation of previously installed facilities of the other Owner, or of the Project, but would otherwise meet the requirements of the preceding sentence, the other Owner desiring to install or operate such facilities shall have the right to call for such relocation if it bears the cost thereof.

      (b) Montana either individually or jointly with other parties shall have the right to construct and operate on Project real property (subject to the provisions of subparagraph (c) giving Puget a right to participate therein) additional generating units and necessary appurtenances thereto; provided, however, that no unit with a planned net capability less than 180 MW shall be so constructed and operated without the consent of Puget and that any additional generating units and related appurtenances shall be so installed and operated as not to burden or unreasonably interfere with the facilities of Puget, the Project, or the ultimate full utilization of the Project Site for electric power generation. In the event Montana individually or jointly with any other party decides to construct and operate an additional generating unit or units and appurtenances which would require the relocation of previously installed facilities of Puget or the Project, it shall have the right to call for or accomplish such relocation, as the case may be, if it bears the cost thereof. In connection with any such additional units Montana individually or jointly with other parties shall have the right to use any facilities installed as part of the Project and to modify such facilities for use in connection with the installation or operation of such additional generating units and appurtenances; provided, however, that such use of Project facilities shall not burden or unreasonably interfere with the Project, that the cost of any modification shall be borne by Montana, and that Montana shall pay to the Project Owners a reasonable monthly facilities' charge based on the portion of the Project facilities devoted to the use of the additional units as compared to the portion devoted to the generating units of the Project, which charge shall take into account such costs as capital and other carrying charges, depreciation, O & M, taxes, insurance and return on investment.

      (c) To the extent Montana individually or jointly with any other party decides to construct and operate additional steam electric generating units at the Project Site, Puget shall have the right to participate in the ownership of such units to the extent it elects, but not to exceed fifty percent (50%) of the total ownership of each unit, under terms and conditions substantially similar to these Project Agreements taking into account


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

intervening changes in construction, ownership and operating costs and conditions. Such right shall be exercised with respect to each individual additional generating unit at the time that Montana makes a firm decision to construct said additional unit and may not be cumulated for application against later generating units.

      (d) In the event any or all of the next 1400 MW of such additional generation, not including generation from units agreed to be constructed under the Project Agreements, is not constructed on the Project Site but is constructed elsewhere in Montana by Montana using Colstrip coal, Puget shall have the right to participate in the ownership of such plants to the extent it elects but not to exceed fifty percent (50%) of the total ownership of each unit under terms and conditions substantially similar to these Project Agreements taking into account intervening changes in construction, ownership and operating costs and conditions. Such right to participate in off-site generation shall not extend, however to generating facilities owned in whole or in part by Montana constructed to serve a specific industrial load, generation developed or utilized as a by-product of an industrial process, generation undertaken jointly with another Montana utility, or generation undertaken jointly with a public or quasi public agency and any such generation in which Puget does not have a right to participate shall not reduce Puget's entitlement to participate in the aforementioned 1400 MW of additional generation; provided, however, that to the extent Puget has a right to participate in future generation under this subsection (d) it must exercise such right with respect to each individual additional generating unit at the time that Montana makes a firm decision to construct said additional unit and such right to participate may not be cumulated for application against later generating units.

      (e) After Montana has offered to Puget the opportunity to participate in 1400 MW of additional generation under paragraphs (c) or (d) above, Puget shall have the right to participate in the ownership of any steam electric generation undertaken by Montana which uses Colstrip area coal to the extent it elects but not to exceed twenty-five percent (25%) of the total ownership in any such generation plant. Puget's right to participate shall be upon a right of first refusal basis whereby Montana will offer such right to Puget at the time that Montana makes a firm decision to construct an additional unit upon terms and conditions not less favorable to Puget than would be offered to any other bona fide proposed participant. Such right shall not extend, however, to generating facilities owned in whole or part by Montana constructed to serve a specific industrial load, generation developed as a by-product of an industrial process, generation undertaken jointly with another Montana utility, generation undertaken jointly with a public or quasi public agency or to generating facilities owned and operated solely by Montana.


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      (f) All of the rights of Puget described in paragraphs (d) and (e) above shall be subject to the following limitations:

            (1) Such rights to participate shall terminate to the extent not previously exercised on June 1, 1992;

            (2) If Puget elects to participate pursuant to subsections (c), (d), or (e) above, it will so advise Montana in writing within ninety
            (90) days of the receipt by it of written notice from Montana that it has made a firm decision. Prior to sending such notice, Montana shall make available to Puget any relevant information it has concerning the proposed plant;

            (3) Such rights are not assignable by Puget to any other entity without the consent of Montana except to a corporation whose stock or other ownership is wholly owned by Puget or except to a successor corporation to Puget resulting from a corporate reorganization in which there is no substantial change in beneficial ownership;

            (4) Such rights to the extent not previously exercised, may be withdrawn by Montana with respect to a proposed plant upon a sufficient showing of unsound financial or other adverse operating condition of Puget which has or may have a significant material bearing upon Puget's ability to perform its obligations and discharge its liabilities under agreements reasonably necessary to construct, own and operate such additional generating units;

            (5) Montana, unless otherwise mutually agreed, shall be the Operator of any steam electric generating plants constructed under the terms of this Section 22; and

            (6) Nothing contained in this Section 22 shall be construed to constitute a dedication of coal reserves owned by Western Energy Company, a subsidiary of Montana, nor an agreement to dedicate such reserves.

      (g) (1) "Colstrip Area Coal" or "Colstrip Coal" as used in this Section 22 means those coal reserves now or hereafter owned or controlled by Western Energy Company, a Montana corporation, within the sections shown on Exhibit "C" attached;

            (2) "Project Site" as used herein shall include the real property, property rights, easements and appurtenances described in Exhibit B.

23. Regulatory Approval

      It is understood that transfers of property under this Agree-ment to another party hereto may be subject to the jurisdiction of state or federal regulatory agencies and this Agreement shall not be effective as to such transfers until approved by all regulatory authorities having jurisdiction.

24. Arbitration

      Any controversies arising out of or relating to any of the Project Agreements other than the "Coal Agreement" including any failure of the Owners to agree with respect to any matter requiring Owners' agreements hereunder, which cannot be resolved through negotiations between the parties hereto within thirty (30) days after inception of the matter in dispute, shall be submitted to an Arbitrator, competent and experienced in electric utility industry accounting and operations. If the parties cannot mutually agree upon such Arbitrator, then upon petition of either party, such Arbitrator shall be appointed by the senior United States District Judge for the District of Montana. The arbitration shall be conducted under the rules of the American Arbitration Association. The Arbitrator shall render his decision in writing not later than thirty (30) days after the matter has been submitted to him, and such decision shall be conclusive and binding upon the parties. The costs incurred by any arbitration proceedings shall be borne equally by the Owners.

25. Rule Against Perpetuities Or Similar Or Related Rules

      If the duration of any term or condition of the Project Agreements shall be subject to the rule against perpetuities or a similar or related rule then the effectiveness of such term or condition shall not extend beyond (i) the maximum period of time permitted under such rule, or (ii) the specific applicable period of time expressed in this Agreement, whichever is shorter. For purposes of applying the rule against perpetuities or a similar or related rule the measuring lives in being shall be those of the officers of Montana listed by name on page 104, Schedule of Officers, of the annual report, FPC Form 1, filed by Montana with the Federal Power Commission for the year ended on December 31, 1971, and the officers of Puget listed by name on page 104, Schedule of Officers, of the annual report, FPC Form 1, filed by Puget with the Federal Power Commission for the year ended on December 31, 1971, together with all those officers' children that are living on the date of execution of the Project Agreements. As used in this paragraph the word "children" shall have its primary and generally accepted meaning of descendants of the first degree.

26. Term

      This Agreement shall continue for so long as the Project or any part thereof as originally constructed, reconstructed or added to is used or useful for the generation of electric power and energy, or to the end of the period permitted by applicable laws, whichever first occurs.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts.

                                     PUGET SOUND POWER & LIGHT COMPANY

ATTEST:                              By /s/ Ralph M. Davis
                                     -------------------------------------------
                                                                       President
/s/ W. E. Watson
-------------------------------
                      Secretary


                                     THE MONTANA POWER COMPANY

                                     By  /s/ Geo. W. O'Connor
                                     -------------------------------------------
                                                                       President

ATTEST:

/s/ John C. Hauck
-------------------------------
                      Secretary

STATE OF WASHINGTON     )
                        )       ss
COUNTY OF KING          )

      On this 1st day of September, 197 , before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Ralph M. Davis, known to me to be President of PUGET SOUND POWER & LIGHT COMPANY and acknowledged to me that he executed the within instrument on behalf of that corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.


                                       /s/ G. C. Johnson
                                       -----------------------------------------
                                       Notary Public for the State of Washington
                                       Residing at Bellevue
                                       My Commission expires: May 3, 1973

STATE OF MONTANA        )
                        )       ss
COUNTY OF SILVER BOW    )

      On this 11th day of September, 197 , before me, the undersigned, a Notary Public in and for the State of Montana, personally appeared Geo. W. O'Connor, known to me to be the President of THE MONTANA POWER COMPANY and acknowledged to me that he executed the within instrument on behalf of that corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.


                                       /s/ William J. Carl
                                       -----------------------------------------
                                       Notary Public for the State of Montana
                                       Residing at Butte, Montana
                                       My Commission expires: July 17, 1974

                                            EXHIBIT A
                                            Construction and Ownership Agreement
                                            Colstrip Units #1 and #2

                             DESCRIPTION OF PROJECT

      The Project, located in Rosebud County, Montana, a coal-fired electric power plant, will consist of two 350 MW nominally rated units, each with a turbine-generator, coal-fired steam generator, condenser, pumps, motors, feedwater heaters, cooling tower, pollution control system, and main and auxiliary power systems; and facilities common to the two units, such as coal receiving and coal storage systems, water treating systems, water pipeline, intake and pumping system from the Yellowstone River, water storage facilities, ash handling and disposal systems, waste water disposal systems, roads, utility systems and other site development, offices, warehouses and machine shops, laboratory and all other appurtenances and structures required for the efficient and reliable operation of a modern steam-electric power plant up to and including the high voltage terminals of the main power transformers. The Project shall include trucks, automobiles, mobile equipment, machine shop equipment, laboratory equipment, spare parts and other miscellaneous personal property required for the efficient and reliable operation of a modern steam-electric power plant. The Project shall also include the Project lands described in Exhibit B, together with appurtenances, but excluding The Montana Power Company substation site shown thereon. The easements or other real property rights for the pipeline, intake and pumping station from the Yellowstone River shall be part of the Project and shall be described in a supplement to Exhibit B at the time acquired. Any necessary related facilities located off the Project lands described in Exhibit B, together with related real property rights, to the extent mutually agreed upon shall be a part of the Project and shall be described in a supplement to Exhibit B at the time acquired.

                                   EXHIBIT "B"

                                COLSTRIP PROJECT

                                  [MAP OMITTED]

                                     Map of
                                  Project Lands

                                            EXHIBIT B
                                            Construction and Ownership Agreement
                                            Colstrip Units #1 and #2

                          DESCRIPTION OF PROJECT LANDS

      The Project lands shall be supplemented from time to time to encompass additional acquisition of land, rights-of-way, easements and other real property rights as may be required for project purposes.

      The Project lands include those lands described below in Description #1 "Outside Boundary" but excludes the following:

          Description #2 - Railroad rights-of-way
          Description #3 - Road rights-of-way
          Description #4 - The Montana Power Company Switchyard Property

1.    OUTSIDE BOUNDARY DESCRIPTIONS

      LAND IN SECTIONS 2 and 3, T1N, R41E, PMM, ROSEBUD COUNTY, MONTANA, and in SECTIONS 26, 27, 34 and 35, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at the Northwest corner of Section 27, T2N, R41E, PMM; thence S89(degree)24'32"E along the north line of said Section 27 a distance of 2636.31 feet to the north quarter corner of said Section; thence S89(degree)10'10"E along the north line of said Section a distance of 2631.24 feet to the northeast corner of said Section; thence S00(degree)05'28"W along the common line between Sections 26 and 27 a distance of 2655.52 feet to the common quarter corner between said Sections; thence S00(degree)14'02"W along the common line between said Sections a distance of 1970.64 feet; thence N89(degree)44'38"E a distance of 1323.71 feet; thence S00(degree)12'02"W a distance of 655.24 feet to the common line between Sections 26 and 35; thence S00(degree)50'19"E a distance of 1320.62 feet; thence N89(degree)57'50"E a distance of 666.37 feet; thence S01(degree)01'24"E a distance of 662.04 feet; thence S89(degree)53'29"E a distance of 668.53 feet to the north-south mid-section line of Section 35; thence S01(degree)12'28"E along said north-south mid-section line a distance of
663.77 feet to the center of said Section; thence S89(degree)44'48"E along the east-west mid-section line of said section a distance of 1274.91 feet; thence S02(degree)22'02"E a distance of 2365.63 feet to the common line between Section 35, T2N, R41E, and Section 2, T1N, R41E; thence N89(degree)44'06"E along said common line a distance of 1322.53 feet to the northeast corner of said Section 2; thence S00(degree)13'42"E along the east line of said Section 2 a distance of 1441.13 feet; thence S89(degree)38'49"W a distance of 1982.70 feet; thence N00(degree)16'18"W a distance of 1444.18 feet to the common line between Section 2 and Section 35; thence S89(degree)44'06"W along said common line a distance of
400.51 feet; thence N05(degree)36'54"W a distance of 1581.65 feet; thence N65(degree)04'46"W a distance of 1493.70 feet; thence S41(degree)52'20"W a distance of 2126.31 feet to the common line between Section 34 and Section 35; thence S02(degree)06'11"E a distance of 632.34 feet to the common corner of Sections 34, 35, 2 and 3; thence S89(degree)43'02"W along the common line between

Sections 34 and 3 a distance of 776.23 feet; thence S01(degree)31'17"W a distance of 2782.94 feet to the east-west mid-section line of Section 3; thence S89(degree)57'01"W along said east-west mid-section line a distance of 979.42 feet; thence N01(degree)06'09"E a distance of 2778.40 feet to the common line between Sections 3 and 34; thence S89(degree)43'02"W along said common line a distance of 871.66 feet to the common quarter corner between Sections 3 and 34; thence N01(degree)10'21"W along the north-south mid-section line of Section 34 a distance of 5070.94 feet to the common quarter corner between Sections 34 and 27; thence N86(degree)43'40"W along the common line between Sections 34 and 27 a distance of 2653.92 feet to the south-west corner of Section 27; thence N00(degree)24'07"E along the west line of Section 27 a distance of 2582.55 feet to the west quarter corner of said Section; thence N00(degree)28'26"E along the west line of Section 27 a distance of 2582.87 feet to the point of beginning, containing 1310.55 acres.

      LAND IN SECTION 26, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at the south quarter of Section 26, T2N, R41E, PMM; thence N00(degree)10'05"E along the north-south mid-section line of Section 26 a distance of 653.62 feet; thence S89(degree)44'30"W a distance of 661.87 feet; thence N00(degree)11'04"E a distance of 1963.29 feet to the east-west mid-section line of said Section; thence N89(degree)57'08"E along said east-west mid-section line a distance of 1986.53 feet; thence S00(degree)14'49"W a distance of 2618.32 feet to the south line of said Section; thence N89(degree)52'55"W along said south line a distance of 1321.62 feet to the point of beginning, containing 109.29 acres.

2.    DESCRIPTION FOR RAILROAD RIGHTS-OF-WAY

      THROUGH THE EAST HALF OF SECTION 34 and THE WEST HALF OF SECTION 35, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at a point on the north-south mid-section line of Section 34, T2N, R41E, PMM, which is located S01(degree)10'21"E a distance of 1863.96 feet from the north quarter corner of said Section, which point is the center line of the railroad right-of-way across said Section, said right-of-way extending northerly 50 feet and southerly 100 feet from said center line when measured at right angles thereto; thence along said center line along a curve to the left with a radius of 1209 feet a distance of 42.06 feet; thence N68(degree)49'37"E a distance of 956.47 feet; thence along a curve to the right with a radius of 1432.69 feet a distance of 911.72 feet; thence S74(degree)42'43"E a distance of
819.74 feet to a point of intersection with the common line between Sections 34 and 35, which point is the center line of the railroad right-of-way across said
Section 35, said right-of-way extending northerly 150 feet and southerly 150 feet from said center line when measured at right angles thereto; thence S74(degree)42'43"E a distance of 2783.71 feet to a point on the north-south mid-section line of said Section 35 which point is located N01(degree)12'28"W a distance of 263.19 feet from the center of said Section 35. The area within this railroad right-of-way as shown contains 28.597 acres.

      THROUGH THE WEST HALF, SOUTHEAST CORNER OF SECTION 35, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at a point on the east-west mid-section line of Section 35, T2N, R41E, PMM, which is located S89(degree)44'48"E a distance of 908.29 feet from the center of said Section, which point is the center line of the railroad right-of-way across said W1/2SE1/4 of said Section, said right-of-way extending 150 feet northeasterly and 150 southwesterly from said center line when measured at right angles thereto; thence along a curve to the right with a radius of
955.37 feet a distance of 513.32 feet to a point on the east line of the W1/2SE1/4 of said Section which point is located S02(degree)22'02"E a distance of 334.41 feet from the Northeast corner of the W1/2SE1/4 of said Section 35. The area within this railroad right-of-way as shown contains 3.962 acres.

      THROUGH SECTION 27, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at a point on the west line of Section 27, T2N, R41E, PMM, which is located N00(degree)24'07"E a distance of 1491.25 feet from the southwest corner of said Section, which point is the center line of the railroad right-of-way across said Section, said right-of-way extending 150 feet easterly and 100 feet westerly from said center line when measured at right angles thereto; thence along said center line S23(degree)52'57"E a distance of 1672.83 feet to a point on the south line of said Section, which point is located S86(degree)43'40"E a distance of 689.25 feet from the southwest corner of said Section. The area within the railroad right-of-way as shown contains 9.998 acres.

      THROUGH SECTION 2, T1N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at a point on the north line of Section 2, T1N, R41E, PMM, which is located S89(degree)44'06"W a distance of 561.71 feet from the northeast corner of said Section, said right-of-way extending 150 feet easterly and 150 westerly from said center line when measured at right angles thereto; thence along said center line S22(degree)10'32"E a distance of 650 feet; thence along said center line on a curve to the left with a radius of 1146.28 feet a distance of 551.08 feet to an intersection with the east line of said Section which point is located S00(degree)13'42"E a distance of 1046.48 feet from the northeast corner of said Section. The area within the railroad right-of-way as shown contains
8.273 acres.

The total area of all the railroad rights-of-way as shown contains 50.830 acres.

3.    DESCRIPTION FOR THE ROAD RIGHTS-OF-WAY

      THROUGH THE EAST HALF OF SECTION 34, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA and THE WEST HALF OF SECTION 35, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at a point on the north-south mid-section line of Section 34, T2N, R41E, PMM, Rosebud County, Montana, which is located S01(degree)18'21"E a distance of 1586.01 feet from the north quarter corner of said Section; thence along said road center line N79(degree)46'25"E a distance of 626.71 feet, N80(degree)55'05"E a distance of 477.77 feet, along a curve to the right with a radius of 2129.99 feet a distance of 38.99 feet to an intersection with the northerly right-of-way line of the railroad, continuing along said curve to the right a distance of 893.47 feet, S73(degree)59'57"E a distance of 700.01 feet, S75(degree)04'07"E a distance of 400.02 feet, S74(degree)18'36"E a distance of
800.00 feet, S73(degree)55'10"E a distance of 1100.03 feet, S74(degree)30'52"E a distance of 425.57 feet to a point on the north-south mid-section line of
Section 35, T2N, R41E, PMM, which point is located N01(degree)12'28"W a distance of 234.14 feet from the center of said Section 35. The area within the 100-foot right-of-way, exclusive of that within the railroad right-of-way, contains 3.685 acres.

      THROUGH THE WEST HALF, SOUTHEAST QUARTER OF SECTION 35, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at a point on the east-west mid-section line of Section 35, T2N, R41E, PMM, Rosebud County, Montana which is located N89(degree)44'48"W a distance of
221.34 feet from the northeast corner of the W1/2SE1/4 of said Section; thence S75(degree)58'46"E a distance of 191.90 feet to an intersection with the northerly right-of-way line of the railroad; thence S75(degree)58'46"E a distance of 38.57 feet to a point on the east line of the W1/2SE1/4 of said Section, which point is located S02(degree)22'02"E a distance of 54.91 feet from the north-east corner of the W1/2SE1/4 of said Section. The area within the 100-foot right-of-way, exclusive of that within the railroad right-of-way, contains 0.081 acres.

The total area of all the road rights-of-way, exclusive of that within the railroad rights-of-way, contains 3.766 acres.

4.    DESCRIPTION FOR THE MONTANA POWER COMPANY SWITCHYARD PROPERTY

      LAND IN THE SOUTHEAST QUARTER OF SECTION 27, T2N, R41E, PMM, ROSEBUD COUNTY, MONTANA

Beginning at the south quarter corner of Section 27, T2N, R41E, PMM, thence S89(degree)18'52"E along the south line of said Section a distance of 172.26 feet;

thence N00(degree)14'02"E a distance of 45 feet to the point of beginning; thence S89(degree)45'58"E a distance of 2,000 feet; thence N00(degree)14'02"E a distance of 1,500 feet; thence N89(degree)45'58"W a distance of 2,000 feet; thence S00(degree)14'02"W a distance of 1,500 feet to the point of beginning, containing 68.87 acres.

                                   EXHIBIT "C"

                      CONSTRUCTION and OWNERSHIP AGREEMENT
                           COLSTRIP UNITS Nos. 1 and 2

                                  [MAP OMITTED]

                                                        EXHIBIT "C" Page 2
                                                        Construction & Ownership
                                                        Colstrip Units #1 & #2

                   Sections Included Within Exhibit "C" Border

T2N, R38E       Sections 12, 13, 23, 24, 25

T2N, R39E       Sections 19, 28, 29, 30, 31, 32, 33, 34, 35, 36

T1N, R39E       Sections 1, 2, 3, 5

T2N, R40E       Sections 20, 28, 29, 31, 32, 33

T1N, R40E       Sections 1, 2, 3, 4, 5, 6, 9, 10, 11, 12, 13, 14, 15, 1

T2N, R41E       Sections 13, 15, 23, 24, 25, 26, 27, 29, 31, 32, 33, 34, 35

T1N, R41E       Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 12, E1/2 13, 17, 18

T2N, R42E       Sections 19, 29

T1N, R42E       Sections 7, 17, 18